BURLINGTON NORTHERN SANTA FE
INVESTMENT AND RETIREMENT PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-19241 and 333-135893 of Burlington Northern Santa Fe Corporation on Form S-8 of our report dated June 30, 2008, appearing in this Annual Report on Form 11-K of the Burlington Northern Santa Fe Investment and Retirement Plan for the year ended December 31, 2007.

/s/ Whitley Penn LLP

Fort Worth, Texas
June 30, 2008